Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Mudrick Capital Management, L.P.

Address of Joint Filer:	527 Madison Avenue, 6th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	10% Owner; Director
Issuer Name and Ticker or Trading Symbol:	Thryv Holdings, Inc. [THRY]

Date of Event Requiring Statement:	October 15, 2020

Designated Filer:	Mudrick Capital Management, L.P.

Signature:

Mudrick Capital Management, L.P.
By:	Mudrick Capital Management, LLC, its general partner

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Managing Member

October 19, 2020

Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Jason Mudrick

Address of Joint Filer:	c/o Mudrick Capital Management, L.P.
527 Madison Avenue, 6th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	10% Owner; Director
Issuer Name and Ticker or Trading Symbol:	Thryv Holdings, Inc. [THRY]

Date of Event Requiring Statement:	October 15, 2020

Designated Filer:	Mudrick Capital Management, L.P.

Signature:

By:	/s/ Jason Mudrick
Name:	Jason Mudrick

October 19, 2020

Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Verto Direct Opportunity II LP

Address of Joint Filer:	527 Madison Avenue, 6th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	10% Owner; Director
Issuer Name and Ticker or Trading Symbol:	Thryv Holdings, Inc. [THRY]

Date of Event Requiring Statement:	October 15, 2020

Designated Filer:	Mudrick Capital Management, L.P.

Signature:

Verto Direct Opportunity II LP

By:	Verto Direct Opportunity GP, LLC, its general partner

/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Sole Member

October 19, 2020